EXHIBIT 99

                               NASDAQ SYMBOL: LASE


LASERSIGHT INCORPORATED AND CHIEF EXECUTIVE OFFICER
DENY REPORTED ALLEGATIONS

ORLANDO, Fla. (August 4, 1998) - LaserSight Incorporated (Nasdaq: LASE) and its Chief Executive Officer Michael Farris deny the reported allegations made against them in a lawsuit reportedly filed by Mercacorp, Inc. against a number of defendants, alleging various security laws violations. The company and Mr. Farris will vigorously defend against such allegations.

This press release contains forward-looking statements regarding future events and future performance of the company, which involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that the company files from time-to-time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and the forward-looking statements contained in this press release. Such filings include, without limitation, the company's Form 10-K, Form 10-Q and Form 8-K reports.

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